UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 3, 2004

Date of Report (date of earliest event reported)

Avanex Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-29175	94-3285348

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California 94538

(Address of principal executive offices)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 12. Results of Operations and Financial Condition

     On May 3, 2004, Avanex Corporation (the “Company”) issued a press release reporting its results for the third quarter ended March 31, 2004. The press release is attached as Exhibit 99.1.

     In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides pro forma cost of revenue, pro forma operating expenses, pro forma net loss and pro forma net loss per share in the financial tables as additional information regarding its operating results. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its future prospects. The Company believes that these non-GAAP financial measures contain useful supplementary information to investors by identifying certain items that, when excluded from the GAAP results, may provide a better or more complete understanding of the Company’s core operating results. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial tables. The Company’s management also uses this non-GAAP information and a variety of other measures in connection with evaluating, planning and operating the business because it believes that this additional information provides a more complete picture of the Company’s operating performance.

     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION
By:	/s/ ANTHONY A. FLORENCE
Anthony A. Florence
Vice President, Corporate Affairs

Date: May 3, 2004

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated as of May 3, 2004, entitled “Avanex announces Q3 revenues of $30.1 million.”